EXHIBIT (12)


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                                                  WISCONSIN POWER AND LIGHT COMPANY
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                       (Dollars in thousands)

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                                            Twelve                             Year Ended December 31,
                                         Months Ended
                                         June 30, 1998        1997          1996         1995         1994         1993

    Income before interest expense           $ 89,296       $ 103,841     $113,957     $112,473     $102,643     $96,381

    Add:
         Federal and state income
         taxes                                 30,547          41,839       53,808       45,606       44,727      35,667

         Estimated interest
         component of rental
         payments                               3,363           3,524        4,313        4,666        4,175       4,139
                                              -------         -------      -------      -------      -------     -------
    Earnings, as adjusted                   $ 123,206        $149,204     $172,078     $162,745     $151,545    $136,187
                                              =======         =======      =======      =======      =======     =======
    Fixed charges:

         Interest on bonds                    $32,449        $ 28,964      $26,906      $28,647      $28,796     $28,422

         Other interest expense                 3,643           3,643        4,566        5,174        2,352       3,854

         Estimated interest
         component of rental
         payments                               3,363           3,524        4,313        4,666        4,175       4,139
                                              -------         -------      -------      -------      -------     -------
    Total fixed charges                      $ 39,455         $36,131      $35,785      $38,487      $35,323    $ 36,415
                                              =======         =======      =======      =======      =======     =======

    Ratio of earnings to fixed
      charges                                    3.12            4.13         4.81         4.23         4.29        3.74
                                              =======         =======      =======      =======      =======     =======

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